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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K
                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (date of earliest event reported):   March 30, 2000


                    Peoples Bancorp of North Carolina, Inc.
               ------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)



       North Carolina                000-27205             56-2132396
       --------------                ---------            -----------
(State or Other Jurisdiction    (Commission File No.)     (IRS Employer
      of Incorporation)                                 Identification No.)



               218 South Main Avenue
               Newton, North Carolina                            28658
               -----------------------                           -----
           (Address of Principal Executive Offices)           (Zip Code)


                                (828) 464-5620
                                --------------
             (Registrant's Telephone Number, Including Area Code)
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Item 5.  Other Events

     On March 30, 2000, the Board of Directors of Peoples Bancorp of North Carolina, Inc. of Newton, North Carolina authorized a 10% stock dividend. As a result, each shareholder will receive one new share of stock for every ten shares of stock they held as of the record date. Shareholders will receive a cash payment in lieu of any fractional shares resulting from the stock dividend. The stock dividend will be distributed on April 24, 2000 to shareholders of
record on April 10, 2000.   The Company's stock will trade ex-dividend on April
6, 2000.

     The Company had 2,926,318 shares of common stock outstanding at March 30, 2000, and will have 3,218,949 shares of common stock outstanding following the stock dividend.

     The Company's stock transfer agent is Registrar and Transfer Company.

     A copy of the press release announcing the Bank's stock split is attached hereto as Exhibit (99)(a) and is incorporated by reference herein.

Item 7.  Financial Statements and Exhibits

     (c)     Exhibits

     (99)(a) Press Release, dated April 3, 2000



                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            PEOPLES BANCORP OF NORTH CAROLINA, INC.


Date: April 4, 2000         By:   /s/ Tony W. Wolfe
                               ______________________________________
                                 Tony W. Wolfe, President and
                                  Chief Executive Officer


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                                 EXHIBIT INDEX
                                 -------------


     Exhibit No.           Description                 Sequential Page No.
     -----------           -----------                 -------------------

      (99)(a)       Press Release, dated April 3, 2000            4


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